As filed with the Securities and Exchange Commission on February 27, 2002.
                                                      Registration No. 333-
------------------------------------------------------------------------------


                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                  FORM S-3
                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933

               Chase Manhattan Bank USA, National Association
                (Originator of the Trusts described herein)
           (Exact name of registrant as specified in its charter)

                       CHASE CREDIT CARD MASTER TRUST
              (Issuer with respect to the Offered Securities)


         Delaware                                    22-2382028
(State or other jurisdiction of                   (I.R.S. employer
incorporation or organization)                    identification number)


                       White Clay Center Building 200
                                 Route 273
                           Newark, Delaware 19711
                               (302) 575-5000
     (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                            Andrew T. Semmelman
                               Vice President
                       c/o Chase Manhattan Bank USA,
                            National Association
                       White Clay Center Building 200
                                 Route 273
                           Newark, Delaware 19711
                               (302) 575-5000
         (Name, address, including zip code, and telephone number,
                including area code, of agent for service)


                                             Copies to:

    David M. Eisenberg, Esq.            James Y. Lee, Esq.                 Andrew M. Faulkner, Esq.
   Simpson Thacher & Bartlett         J.P. Morgan Chase & Co.         Skadden, Arps, Slate, Meagher & Flom LLP
      425 Lexington Avenue                270 Park Avenue                      Four Times Square
    New York, New York 10017          New York, New York 10017                 New York, NY 10036
         (212) 455-2000                    (212) 270-6255                        (212) 735-2853


     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable on or after the effective date of the Registration Statement.

     If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |X|

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|


                                               Calculation of Registration Fee

================================================================================================================================
     Title of Each Class           Amount to Be     Proposed Maximum Offering    Proposed Maximum Aggregate       Amount of
 of Securities to Be Registered   Registered (1)   Price per Unit or Share (2)          Offering Price         Registration Fee
--------------------------------------------------------------------------------------------------------------------------------
Asset Backed Certificates           $193,585,000                100%                      $193,585,000              $17,809.82

Asset Backed Notes                  $193,585,000                100%                      $193,585,000                  -

   Total                            $193,585,000                100%                      $193,585,000              $17,809.82
================================================================================================================================

(1)  If any registered securities are issued at an original issue discount, then such greater principal amount as shall result in an aggregate initial offering price of $193,585,000. In no event will the aggregate initial offering price of securities registered hereunder exceed $193,585,000 or the equivalent thereof in one or more foreign currencies or composite currencies, including the euro.

(2)  The proposed maximum offering price per unit or share will be determined from time to time by the registrant of the securities registered hereunder.




          This registration statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended ("Rule 462(b)"), and includes the registration statement facing page, this page, the signature page, an exhibit index, and relevant opinions and consents. Pursuant to Rule 462(b), the contents of the registration statement on Form S-3 (File No. 333-68236) of Chase Manhattan Bank USA, National Association are incorporated by reference into this registration statement.




Item 16.  Exhibits and Financial Statement Schedules

          (a)      Exhibits

   1.1 Form of Underwriting Agreement for Certificates (incorporated by reference to Exhibit 1.1 to Amendment No. 1 to the Registration Statement on Form S-3 of Chemical Bank (No. 33-94190)).

   1.2 Form of Underwriting Agreement for Notes (incorporated by reference to Exhibit 1.2 to Amendment No. 2 to the Registration Statement on Form S-3 of Chase Manhattan Bank USA, National Association (No. 333-74303)).

   4.1 Third Amended and Restated Pooling and Servicing Agreement, dated as of November 15, 1999, among Chase Manhattan Bank USA, National Association, The Chase Manhattan Bank and The Bank of New York (incorporated by reference to Exhibit 4.1 to Amendment No. 1 to the Registration Statement on Form S-3 of Chase Manhattan Bank USA, National Association (No. 333-68236)).

   4.2 First Amendment to the Third Amended and Restated Pooling and Servicing Agreement, dated as of March 31, 2001, among Chase Manhattan Bank USA, National Association, The Chase Manhattan Bank and The Bank of New York (incorporated by reference to
            Exhibit 4.2 to Amendment No. 1 to the Registration Statement on Form S-3 of Chase Manhattan Bank USA, National Association (No. 333-68236)).

   4.3 Form of Series Supplement for Certificates (incorporated by reference to Exhibit 4.2 to Amendment No. 2 to the Registration Statement on Form S-3 of Chase Manhattan Bank USA, National Association (No. 333-74303)).

   4.4 Form of Series Supplement for Series Certificates (incorporated by reference to Exhibit 4.3 to Amendment No. 2 to the Registration Statement on Form S-3 of Chase Manhattan Bank USA, National Association (No. 333-74303)).

   4.5 Form of Delaware Statutory Business Trust Agreement of Chase Credit Card Owner Trust 1999 between Chase USA and the Owner Trustee (incorporated by reference to Exhibit 4.4 to Amendment No. 2 to the Registration Statement on Form S-3 of Chase Manhattan Bank USA, National Association (No. 333-74303)).

   4.5a Form of Delaware Common Law Trust Agreement of Chase Credit Card Owner Trust 1999 between Chase USA and the Owner Trustee (incorporated by reference to Exhibit 4.4a to Amendment No. 3 to the Registration Statement on Form S-3 of Chase Manhattan Bank USA, National Association (No. 333-74303)).

   4.6 Form of Deposit and Administration Agreement among Chase USA and Chase Credit Card Owner Trust 1999 (incorporated by reference to Exhibit 4.5 to Amendment No. 2 to the Registration Statement on Form S-3 of Chase Manhattan Bank USA, National Association (No. 333-74303)).

   4.7 Form of Indenture between Chase Credit Card Owner Trust 1999 and the Indenture Trustee (incorporated by reference to Exhibit
            4.6 to Amendment No. 2 to the Registration Statement on Form S-3 of Chase Manhattan Bank USA, National Association (No. 333-74303)).

   4.8 Form of Note (incorporated by reference to Exhibit 4.6 to Amendment No. 2 to the Registration Statement on Form S-3 of Chase Manhattan Bank USA, National Association (No.
            333-74303)).

   5.1      Opinion of Simpson Thacher & Bartlett (filed herewith).

   8.1 Opinion of Simpson Thacher & Bartlett with respect to certain tax matters (to be filed herewith as Exhibit 5.1)(filed herewith).

   23.1     Consent of Simpson Thacher & Bartlett (to be filed herewith as
            Exhibit 5.1)(filed herewith).

   25.1 Form T-1 of Indenture Trustee (incorporated by reference to Amendment No. 1 to the Registration Statement on Form S-3 of Chase Manhattan Bank USA, National Association (No.
            333-68236)).

          (b)      Financial Statements

         All financial statements, schedules and historical financial information have been omitted as they are not applicable.



                                 Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newark, State of Delaware, on February 27, 2002.

CHASE MANHATTAN BANK USA, NATIONAL ASSOCIATION


By:  /s/ Keith W. Schuck
     -------------------------------------
     Keith W. Schuck
     Chief Financial Officer and Controller


CHASE CREDIT CARD MASTER TRUST
 (Co-Registrant)

By:  /s/ Miriam Haimes
     -----------------------------------
     Miriam Haimes
     Senior Vice President and Financial Director





Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on February 27, 2002 by the following persons in the capacities indicated.


SIGNATURE                                  TITLE


/s/ David A. Coulter                     David A. Coulter
------------------------------           Chairman of the Board and Director


/s/ Michael Barrett                      Michael Barrett
------------------------------           President (Principal Executive
                                         Officer) and Director


/s/ Luke S. Hayden                       Luke S. Hayden
------------------------------           Director


/s/ Kim B. Christiansen                  Kim B. Christiansen
------------------------------           Director


/s/ Stephen Rotella                      Stephen Rotella
------------------------------           Director


/s/ John M. Nuzum                        John M. Nuzum
------------------------------           Director


/s/ Edward F. Murphy                     Edward F. Murphy
------------------------------           Director


/s/ Norman J. Buchan                     Norman J. Buchan
------------------------------           Director


/s/ Richard J. Srednicki                 Richard J. Srednicki
------------------------------           Director


/s/ James K. Paterson                    James K. Paterson
-------------------------------          Director


/s/ Keith W. Schuck                      Keith W. Schuck
-------------------------------          Chief Financial Officer and Controller
                                         (Principal Accounting Officer)



                               EXHIBIT INDEX

  EXHIBIT
     NO.    DESCRIPTION
---------   -----------

   1.1 Form of Underwriting Agreement for Certificates (incorporated by reference to Exhibit 1.1 to Amendment No. 1 to the Registration Statement on Form S-3 of Chemical Bank (No. 33-94190)).

   1.2 Form of Underwriting Agreement for Notes (incorporated by reference to Exhibit 1.2 to Amendment No. 2 to the Registration Statement on Form S-3 of Chase Manhattan Bank USA, National Association (No. 333-74303)).

   4.1 Third Amended and Restated Pooling and Servicing Agreement, dated as of November 15, 1999, among Chase Manhattan Bank USA, National Association, The Chase Manhattan Bank and The Bank of New York (incorporated by reference to Exhibit 4.1 to Amendment No. 1 to the Registration Statement on Form S-3 of Chase Manhattan Bank USA, National Association (No. 333-68236)).

   4.2 First Amendment to the Third Amended and Restated Pooling and Servicing Agreement, dated as of March 31, 2001, among Chase Manhattan Bank USA, National Association, The Chase Manhattan Bank and The Bank of New York (incorporated by reference to
            Exhibit 4.2 to Amendment No. 1 to the Registration Statement on Form S-3 of Chase Manhattan Bank USA, National Association (No. 333-68236)).

   4.3 Form of Series Supplement for Certificates (incorporated by reference to Exhibit 4.2 to Amendment No. 2 to the Registration Statement on Form S-3 of Chase Manhattan Bank USA, National Association (No. 333-74303)).

   4.4 Form of Series Supplement for Series Certificates (incorporated by reference to Exhibit 4.3 to Amendment No. 2 to the Registration Statement on Form S-3 of Chase Manhattan Bank USA, National Association (No. 333-74303)).

   4.5 Form of Delaware Statutory Business Trust Agreement of Chase Credit Card Owner Trust 1999 between Chase USA and the Owner Trustee (incorporated by reference to Exhibit 4.4 to Amendment No. 2 to the Registration Statement on Form S-3 of Chase Manhattan Bank USA, National Association (No. 333-74303)).

   4.5a Form of Delaware Common Law Trust Agreement of Chase Credit Card Owner Trust 1999 between Chase USA and the Owner Trustee (incorporated by reference to Exhibit 4.4a to Amendment No. 3 to the Registration Statement on Form S-3 of Chase Manhattan Bank USA, National Association (No. 333-74303)).

   4.6 Form of Deposit and Administration Agreement among Chase USA and Chase Credit Card Owner Trust 1999 (incorporated by reference to Exhibit 4.5 to Amendment No. 2 to the Registration Statement on Form S-3 of Chase Manhattan Bank USA, National Association (No. 333-74303)).

   4.7 Form of Indenture between Chase Credit Card Owner Trust 1999 and the Indenture Trustee (incorporated by reference to Exhibit
            4.6 to Amendment No. 2 to the Registration Statement on Form S-3 of Chase Manhattan Bank USA, National Association (No. 333-74303)).

   4.8 Form of Note (incorporated by reference to Exhibit 4.6 to Amendment No. 2 to the Registration Statement on Form S-3 of Chase Manhattan Bank USA, National Association (No.
            333-74303)).

   5.1      Opinion of Simpson Thacher & Bartlett (filed herewith).

   8.1 Opinion of Simpson Thacher & Bartlett with respect to certain tax matters (to be filed herewith as Exhibit 5.1)(filed herewith).

   23.1     Consent of Simpson Thacher & Bartlett (to be filed herewith as
            Exhibit 5.1)(filed herewith).

   25.1 Form T-1 of Indenture Trustee (incorporated by reference to Amendment No. 1 to the Registration Statement on Form S-3 of Chase Manhattan Bank USA, National Association (No.
            333-68236)).